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                                                                  EXHIBIT 10(g)


                         FIDELITY SOUTHERN CORPORATION

                         EXECUTIVE CONTINUITY AGREEMENT


         This Executive Continuity Agreement (this "Agreement") is made as of December 31, 2003, between Fidelity Southern Corporation ("Fidelity Southern") and Bank (together with Fidelity Southern collectively referred to as "Fidelity") and M. Howard Griffith, Jr. (the "Executive").

         The purpose of this Agreement is to encourage the Executive to continue employment with Fidelity after a Change of Control of Fidelity Southern or Bank by providing reasonable employment security to the Executive and to recognize the prior service of the Executive in the event of termination of employment under defined circumstances after any such Change of Control. This Agreement supersedes and replaces all prior similar written and oral agreements between the Executive and Fidelity and is in addition to any employment agreement entered into between Fidelity and the Executive on or after the date hereof.

         Section 1. Definitions. For purposes of this Agreement:

                  (a) "Affiliate" means any entity that is, directly or indirectly through one or more intermediaries, controlled by Fidelity Southern or the Bank, as the case may be.

                  (b) "Annual Base Salary" shall have the meaning set forth in Section 3.

                  (c) "Bank" shall mean Fidelity Bank and the successors of all or substantially all of its business.

                  (d) "Beneficiary" means the person or entity designated by the Executive, by a written instrument delivered to Fidelity Southern, to receive any benefits payable under this Agreement in the event of the Executive's death. If the Executive fails to designate a Beneficiary, or if no beneficiary survives the Executive, such benefits on the death of the Executive will be paid to the Executive's estate.

                  (e)      "Board" means the Board of Directors of Fidelity
                           Southern.

                  (f)      "Cause" means:

                           (1) The willful and continued failure by the Executive to substantially perform the material duties of the Executive with Fidelity and/or any Affiliate (other than any such failure resulting from the disability of the Executive) for a continuous period of three


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                                    months, after a written demand for such
                                    performance is delivered to the Executive at the direction of the Board by the Chief Executive Officer of Fidelity Southern or by any person designated by the board of Fidelity Southern or the Bank, which written demand specifically identifies the material duties of which Fidelity believes that the Executive has not substantially performed; or

                           (2) The willful engaging by the Executive in gross misconduct materially and demonstrably injurious to Fidelity. No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive in the absence of good faith and without a reasonable belief that the action or failure to act of the Executive was in the best interest of Fidelity or any Affiliates.

                  (g) "Change of Control" means the occurrence hereafter of any event described in (1), (2), (3), or (4) below.

                           (1) Any "person" (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, the "Act") acquires "beneficial ownership" (as such term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of equity securities of Fidelity Southern or the Bank representing more than fifty percent (50%) of the combined voting power represented by the outstanding voting securities of Fidelity Southern or the Bank, as the case may be ("Voting Power").

                           (2) Individuals who constitute the membership of the Board or the board of the Bank on the date of this Agreement (each being hereinafter referred to as the "Incumbent Board") cease at any time hereafter, to constitute at least a majority of the Board or the board of the Bank, provided that any director whose nomination was approved by a majority of the Incumbent Board will be considered a member of the Incumbent Board, excluding any such individual not otherwise a member of the Incumbent Board whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Fidelity Southern or the Bank.

                           (3) The effective date of a reorganization, merger or consolidation, which includes Fidelity Southern or the Bank, as the case may be, in which the holders of the Voting Power of Fidelity Southern or the Bank immediately prior to such event, do not, following such reorganization, merger or consolidation, beneficially own, directly


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                                    or indirectly, more than 75% of the Voting
                                    Power of the entity resulting from such
                                    reorganization, merger or consolidation.

                           (4)      The effective date of a complete
                                    liquidation or dissolution of Fidelity
                                    Southern or the Bank, or of the sale or
                                    other disposition of all or substantially all of the assets of Fidelity Southern or the Bank, as approved by the shareholders of Fidelity Southern or the Bank, as the case may be, or the acquisition by a person, other than Fidelity Southern, of beneficial ownership, directly or indirectly, of equity securities of the Bank representing more than fifty percent (50%) of the combined voting power represented by the Bank's then outstanding voting securities.

                                    If a Change of Control occurs on account of a series of transactions, the Change of Control is deemed to have occurred on the date of the last of such transactions which results in the Change in Control.

                  (h) "Change in Control Period" shall have the meaning set forth in Section 4(a).

                  (i) "Code" means the Internal Revenue Code of 1986, as amended.

                  (j) "Commencement Date" shall have the meaning set forth in Section 3(a).

                  (k) "Compensation" means the total compensation paid to the Executive by Fidelity Southern, the Bank and/or by any Affiliate which is or will be reportable as income under the Code on Internal Revenue Service Form W-2, (i) plus any amount contributed by the Executive pursuant to a salary reduction agreement, which is not includible in gross income under Code Sections 125 or 402 (a)(8) or under any other program that provides for pre-tax salary reductions or compensation deferrals; (ii) plus any amount of the Executive's compensation which is deferred under any plan or program of Fidelity; and (iii) reduced by any income reportable on Form W-2 that is attributable to the exercise of any stock option.

                  (l) "Disability" means a complete inability of the Executive substantially to perform the employment duties of the Executive for Fidelity Southern or Bank or any Affiliate for a period of at least one hundred and eighty (180) consecutive days.

                  (m) "Employment Period" shall have the meaning set forth in Section 3(a).

                  (n) "Final Compensation" means the highest of (i) the Executive's Compensation for the 12 full calendar months immediately preceding the


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                           Change of Control; or (ii) the Executive's annual
                           base salary rate payable by Fidelity Southern, the Bank and any Affiliate, in effect immediately preceding the Change of Control; or (iii) the Executive's aggregate annual base salary as set by Fidelity Southern, the Bank and any Affiliate, effective at any time during the Employment Period.

                  (o) "Good Reason" will exist with respect to the Executive if, without the Executive's express written consent, any of the following events occurs after a Change of Control which is not corrected within thirty (30) days after receipt of written notice from Executive to Fidelity Southern:

                           (1)      there is a material change in the
                                    Executive's position or responsibilities
                                    (including reporting responsibilities)
                                    which, in the Executive's reasonable
                                    judgment, represents an adverse change from the Executive's status, title, position or responsibilities immediately prior to the Change of Control;

                           (2) the assignment to the Executive of any duties or responsibilities which are inconsistent with the position or responsibilities of the Executive immediately prior to the Change in Control;

                           (3) any removal of the Executive from or failure to reappoint or reelect the Executive to any of the positions the Executive held immediately prior to the Change in Control;

                           (4) there is a reduction in the Executive's rate of annual base salary or a change in the manner the incentive compensation of the Executive is calculated and such change will result in a reduction of the incentive compensation of Executive;

                           (5) the requiring of the Executive to relocate the principal business office of the Executive to any place outside a fifteen
                                    (15) mile radius from the Executive's
                                    current place of employment in Atlanta,
                                    Georgia, (reasonable required travel on
                                    Fidelity's business which is materially
                                    greater than such travel requirements prior to the Change of Control shall constitute a relocation of Executive's principal business office);

                           (6) the failure of Fidelity to continue in effect any Compensation or Welfare Plan in which the Executive is participating immediately prior to the Change of Control without substituting plans providing the Executive with substantially similar or greater benefits, or the taking of any action by Fidelity which would materially and adversely affect the Executive's participation in or materially reduce the Executive's benefits under any of such plans or deprive


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                                    the Executive of any material fringe
                                    benefit enjoyed by the Executive
                                    immediately prior to the Change of Control;
                                    or

                           (7) the material breach of any provision of this Agreement which is not timely corrected by Fidelity upon thirty (30) days prior written notice from Executive.

                  (p) "Salary Continuance Benefit" means the benefit provided in Section 4(b).

                  (q) "Severance Benefit" means a Salary Continuance Benefit and/or a Welfare Continuance Benefit.

                  (r) "Severance Period" means the period beginning on the date the Executive's employment with Fidelity terminates, other than for Cause or Disability or death, and ending on the date one (1) year thereafter.

                  (s)      "Voting Power" shall have the meaning set forth in
                           Section 1(g)(1).

                  (t) "Welfare Continuance Benefit" means the benefit provided in Section 4(c).

                  (u) "Welfare Plan" means any medical, prescription, dental, disability, salary continuation, employee life, accidental death, travel accident insurance or any other welfare benefit plan, as defined in
                           Section 3(l) of ERISA made available by Fidelity Southern, the Bank or any Affiliate in which the Executive is eligible to participate.

         Section 2. Employment After Change of Control

         If the Executive is employed by Fidelity Southern, the Bank or an Affiliate on the Commencement Date, such employer will continue to employ the Executive for the Employment Period.

         Section 3. Compensation During Employment Period

                  (a) During the period commencing six (6) months prior to a Change in Control ("Commencement Date") and ending upon the earlier of (i) one year after a Change in Control or (ii) upon termination of employment of Executive for any reason by Executive or by Fidelity Southern or the Bank or any Affiliate ("Employment Period"), the Executive will receive an annual base salary ("Annual Base Salary') at least equal to the greater of (i) the annual base salary payable to the Executive by Fidelity Southern, the Bank and/or Affiliates in respect of the twelve full calendar month period immediately preceding the Commencement Date or (ii) the annual base salary rate of the Executive payable immediately prior to the Change in Control. During the Employment Period, the Annual Base Salary will be


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                           increased at any time and from time to time so as to
                           be substantially consistent with increases in base salaries generally awarded in the ordinary course of business to other peer executives of Fidelity Southern, the Bank and Affiliates. Any increase in Annual Base Salary will not serve to limit or reduce any other obligation of Fidelity to the Executive under this Agreement. The Annual Base Salary in effect on the Commencement Date will not be reduced thereafter nor shall any increase during the Employment Period be reduced thereafter.

                  (b) During the Employment Period, the Executive will be entitled to participate in all incentive plans (including, without limitation, stock option, stock purchase, savings, supplemental medical and retirement plans) and other programs and practices applicable generally to other peer executives of Fidelity Southern, the Bank or any Affiliate, but in no event will such plans and other programs and practices, including policies, provide the Executive with incentive opportunities, savings opportunities and retirement and other benefit opportunities, in each case, less favorable, in the aggregate than those provided by Fidelity Southern, the Bank or any Affiliate for the Executive under such plans, practices, policies and program as in effect at any time on and after the Commencement Date and prior to the Change of Control.

                  (c) In addition, the method of the calculation of the Executive's total incentive compensation for each fiscal year, or part thereof, during the Employment Period will not be changed in any manner which will result in less total incentive compensation being paid or payable to Executive by Fidelity Southern, the Bank and Affiliates in respect of the Employment Period (or any portion thereof) from the maximum amount that would have been paid using the method of calculating incentive compensation under the incentive compensation programs in effect immediately prior to the Change in Control. The parties agree that Executive shall be entitled to incentive compensation for services rendered during part of a fiscal year regardless of the reason for the termination of employment of Executive.

                  (d) During the Employment Period, the Executive and the eligible Members of the Executive's family ("Dependents") who participated (or otherwise provided coverage) on the Commencement Date and continue to be eligible for participation in any Welfare Plan, will receive all such benefits under the Welfare Plans to the extent applicable generally to other peer executives of Fidelity Southern, the Bank and Affiliates similarly situated, but in no event will the Welfare Plans provide benefits for the Executive and Beneficiaries that are less favorable, in the aggregate, than the most favorable benefits provided under the Welfare Plans in effect at any time during the Employment Period.


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                  (e)      During the Employment Period, the Executive will be
                           entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of Fidelity Southern, the Bank and any Affiliate in effect for which the Executive qualifies or qualified at any time during the Employment Period including, if more favorable to the Executive, as in effect at any time on or after the Change of Control Date with respect to other peer executives of Fidelity Southern, the Bank or any Affiliate.

         Section 4. Benefits Upon Termination of Employment.

                  (a) The Executive will be entitled to the Salary Continuance Benefit and the Welfare Continuance Benefit as hereafter set forth if (i) the employment of the Executive with Fidelity Southern, the Bank or any Affiliate is terminated by Fidelity Southern the Bank or any Affiliate, other than for Cause, Disability or death, during the period commencing upon the Commencement Date and ending one year after a Change in Control ("Change in Control Period"); or
                           (ii) the Executive terminates the employment with Fidelity Southern, the Bank or any Affiliate for Good Reason during the Change in Control Period. Any termination by the Executive will be communicated by Notice of Termination to Fidelity Southern given in accordance with Section 20(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Section relied upon; (ii), to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and (iii), if applicable, indicates the date of termination, which shall not be less than 30 days and more than 60 days after the giving of such notice.

                  (b) The Salary Continuance Benefit will be payments, in the aggregate, equal to 100% of the Final Compensation of the Executive. The Salary Continuance Benefit will be paid by Fidelity Southern or the Bank to the Executive in twenty-four
                           (24) equal semi-monthly installments without interest, commencing on the 15th or last day of the month immediately following the date of termination of employment, which ever date occurs first, and on the 15th and last day of each calendar month thereafter. The Salary Continuance Benefit will be made net of all required Federal and State withholding taxes and other similar required withholdings and authorized deductions. The Salary Continuance Benefit shall be payable to the estate of the Executive upon the death of the Executive.

                  (c) During the Severance Period, the Executive and, subject to the eligibility requirements of the Welfare Plan, Dependents will continue to be covered by all Welfare Plans in which the Executive or Dependents were participating immediately prior to the date of the termination of employment of Executive, subject to the other eligibility requirements of such Welfare Plans on the date of termination of


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                           employment (the "Welfare Continuance Benefit"). Any
                           changes to any Welfare Plan during the Severance Period will be applicable to the Executive and Dependents as if the Executive continued to be an employee of Fidelity Southern, the Bank or any Affiliate. Fidelity Southern or the Bank will pay or they shall cause an Affiliate to pay, all or a portion of the cost of the Welfare Continuance Benefit for the Executive and Dependents under the Welfare Plans on the same basis as applicable, from time to time, to active executives covered under the Welfare Plans and the Executive will pay any additional costs comparable to those costs paid by active executives. If such participation in any one or more of the Welfare Plans included in the Welfare Continuance Benefit is not possible under the terms of the Welfare Plan or any provision of law would create any adverse tax effect for the Executive or Fidelity Southern, the Bank or any Affiliate due to such participation, Fidelity Southern or the Bank will provide or will cause an Affiliate to provide substantially identical benefits directly or through another insurance arrangement or pay the Executive's costs for such Welfare Plan if continued by Executive, including as permitted under ERISA. The Welfare Continuance Benefit as to any Welfare Plan will cease if and when the Executive has obtained coverage under one or more welfare benefit plans of a subsequent employer that provide for equal or greater benefits to the Executive and Dependents with respect to the specific types of benefits provided under the applicable Welfare Plan.

                  (d) Fidelity Southern shall engage the independent accounting firm regularly utilized by Fidelity Southern ("Accounting Firm") to provide to Fidelity Southern and Executive, at Fidelity Southern's expense, a determination of whether any compensation payable to Executive pursuant to this Agreement during the Severance Period constitutes a "parachute payment" ("Parachute Payment") as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). If the Accounting Firm determines that any such compensation payable to Executive constitutes a Parachute Payment, the Accounting Firm shall also determine: (A) the amount of the excise tax to be imposed under Section 4999 of the Code; (B) whether Executive would realize a greater amount after Federal and Georgia income taxes (assuming the highest marginal rates then in effect apply) if such compensation payable to Executive were reduced (assuming latest payments are reduced first) so that no amount payable to Executive hereunder constitutes a Parachute Payment than Executive would realize after Federal and Georgia income taxes (assuming the highest marginal rates then in effect apply) and after imposition of the excise tax under Section 4999 of the Code if the amounts payable to Executive hereunder were not so reduced; and (C), if the Accounting Firm determines in (B) above that Executive would realize a higher amount if the compensation


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Executive

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Fidelity Southern

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Fidelity Bank


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                           payable to Executive were so reduced, the amount of
                           the reduced benefit. All determinations shall be made on a present value basis. The Accounting Firm shall provide to Fidelity Southern and to Executive a written report of its determinations hereunder as soon as practicable. No later than fifteen (15) days following receipt by Executive of the report from the Accounting Firm, Executive will notify Fidelity Southern in writing of any disagreement with said report, and, in such case, Fidelity Southern shall direct the Accounting Firm to promptly discuss its determinations with an accountant or other counselor designated by Executive in Executive's written notice and seek to reach an agreement regarding same no later than fifteen (15) days after receipt of the Executive's notice, with Fidelity Southern and Executive, each bearing the cost of their own accountants, counsel and other advisers. If no agreement can be reached, the matter shall be promptly submitted to binding arbitration under the rules of the American Arbitration Association before a single arbitrator in Atlanta, Georgia. The determinations so made shall be binding on the parties. If it is determined hereunder that Executive would realize a greater amount after Federal and Georgia income taxes (assuming the highest marginal rates then in effect apply) if the compensation payable to Executive pursuant to this Agreement were reduced (assuming latest payments are reduced first) so that no amount payable to Executive hereunder constitutes a Parachute Payment, then the amounts payable to Executive pursuant to this Agreement shall be so reduced.

         Section 5. Outplacement Services.

         If the Executive is entitled to a Severance Benefit under Section 4, the Executive also will be entitled in addition to receive complete outplacement services, including job search, interview skill services, job retaining and education and resume preparation, paid by Fidelity Southern up to a total cost of $20,000. The services will be provided by a nationally or regionally recognized outplacement organization selected by the Executive with the approval of Fidelity Southern (which approval will not be unreasonable withheld). The services will be provided for up to two (2) years after the Executive's termination of employment or until Executive obtains full-time employment, whichever occurs first.

         Section 6. Death.

         If the Executive dies while receiving a Welfare Continuation Benefit, the Executive's Dependents will continue to be covered under all applicable Welfare Plans during the remainder of the Severance Period.


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         Section 7. No Setoff.

                  (a) Payment of a Severance Benefit will be in addition to any other amounts otherwise then currently payable to the Executive, including any accrued but unpaid vacation pay or deferred compensation. No payments or benefits payable to or with respect to the Executive pursuant to this Agreement will be reduced by any amount the Executive may earn or receive from employment with another employer or from any other source. In no event will the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in the last sentence of Section 4(c) with respect to the Welfare Continuation Benefit, such amounts will not be reduced whether or not the Executive obtains other employment.

                  (b) Nothing in this Agreement will limit or otherwise affect such rights as the Executive may have under any other contract or agreement with Fidelity Southern, the Bank or Affiliates. Amounts which constitute vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement (collectively, "programs") with Fidelity Southern, the Bank or Affiliates at or subsequent to the Executive's termination of employment will be payable in accordance with such program.

                  (c) No amounts payable pursuant to this Agreement shall be subject to setoff or reduction except for required withholdings and authorized deductions.

         Section 8. No Interest in Benefit.

         No interest of the Executive or any Beneficiary, or any right to receive any payment or distribution hereunder, will be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligation or debts of, or other claims against, the Executive or Beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

         Section 9. Benefits Unfunded.

         All rights under this Agreement of the Executive and Beneficiaries will at all times be entirely unfunded, and no provision will at any time be made with respect to segregating any assets of Fidelity or any Affiliate for payment of any amounts due hereunder. The Executive and Beneficiaries will have only the rights of general unsecured creditors of Fidelity.


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         Section 10. Non-Solicitations of Customers.

         Executive agrees that during the Employment Period of the Executive and the period of twelve (12) months immediately following termination of the Employment Period of Executive for any reason with Fidelity Southern, the Bank or any Affiliate by Executive or by Fidelity or any Affiliate, Executive, shall not, directly or indirectly, on the Executive's own behalf or on behalf of any other person, including any other business entity, solicit, contact, call upon, communicate with or attempt to communicate (collectively "Solicitation") with any customer or prospective customer of Fidelity or of any Affiliate or any representative of any customer or prospective customer of Fidelity or any Affiliate with a view to the Solicitation of the following banking services: deposit, checking and lending (including mortgage lending); provided that the restrictions set forth in this Section 10 shall apply only to customers or prospects of Fidelity and of any Affiliate or representatives thereof with which Executive had contact while in the employ of Fidelity or any Affiliate during the two year period immediately preceding the Solicitation.

         Section 11. Non-Solicitations of Employees.

         Executive agrees that during the employment of Executive and the period of twelve (12) months immediately following termination of the employment of Executive with Fidelity or any Affiliate by Executive or by Fidelity or any Affiliate for any reason, Executive shall not, directly or indirectly, on the Executive's own behalf or on behalf of any other person, including any other business entity, solicit, hire or in any manner encourage employees of Fidelity or any Affiliate thereof, to leave the employ of Fidelity or any Affiliate for an engagement in any capacity by another person or to provide the name of any such employee to any one who, to the knowledge of Executive, may hire or be interested in hiring such employee.

         Section 12. Confidentiality.

                  (a) During the term of Executive's employment with Fidelity and any Affiliate, and at all times thereafter, Executive shall not use or disclose to others, without the prior written consent of Fidelity Southern, the Bank or any Affiliate, any Trade Secrets (as hereinafter defined) or Confidential Information (as hereinafter defined) of Fidelity Southern, the Bank or the Affiliate or any of their customers, except for use or disclosure thereof in the course of business of Fidelity Southern, the Bank or any Affiliate, and such disclosure shall be limited to those who have a need to know.

                  (b) Upon termination of employment with Fidelity or any Affiliate for any reason, Executive shall not take any documents or data of Fidelity or any Affiliate or of any customer or any reproduction thereof, in whole or in part and agrees to return all such documents and data in the possession of the Executive at such time.

                  (c) Executive agrees to take reasonable precautions to safeguard and maintain the confidentiality and secrecy and limit the use of all Trade Secrets and Confidential Information of Fidelity or any Affiliate and of their customers.

                  (d) Trade Secrets shall include only such information constituting a "Trade Secret" within the meaning of subsection 10-1-761(4) of the Georgia Trade Secrets Act of 1990, including as hereafter amended. Confidential Information shall mean all information and data which is protectable as a legal form of property or non-public information of Fidelity Southern, the Bank, or Affiliates or their customers, excluding any information or data which constitutes a Trade Secret.

                  (e) The parties agree that the limitations herein on disclosure and use of Confidential Information of Fidelity Southern, the Bank or any Affiliate and their customers shall be for a period commencing on the date of employment and ending three years after termination of employment for any reason, by Fidelity Southern, the Bank or any Affiliate or by Executive.

                  (f) Trade Secrets and Confidential Information shall not include any information (A) after it becomes publicly known through no fault or act of Executive;
                           (B) after it is lawfully received by Executive from a third party after termination of employment without a similar restriction regarding confidentiality and use and without a breach of this Agreement; or (C) which is independently developed by Executive before the commencement of or after termination of Executive's employment with Fidelity Southern, the Bank and Affiliates.

         Section 13. Specific Performance.

         Because of Executive's knowledge and experience, Executive agrees that Fidelity Southern, the Bank and Affiliates shall be entitled to specific performance, an injunction, temporary injunction or other similar equitable relief in addition to all other rights and remedies it might have for any violation of the undertakings set forth in Sections 10, 11 and 12 of this Agreement. In any such court proceeding or arbitration, Executive will not object thereto and claim that monetary damages are an adequate remedy.

         Section 14. Indemnification of Executive.

         Fidelity Southern, the Bank or Affiliates shall indemnify Executive and shall advance reasonable reimbursable expenses incurred by Executive in any proceeding against Executive, including a proceeding brought by or in the right of Fidelity Southern, the Bank or any Affiliate, as a director or officer of Fidelity Southern, the Bank or any

         Affiliate thereof, except claims and proceedings brought by Fidelity Southern, the Bank or any Affiliate against Executive, to the fullest extent permitted under the Georgia Business Corporation Code, and the Articles of Incorporation and By-Laws of Fidelity Southern, the Bank or any applicable Affiliate, as such Code, Articles or By-Laws may be amended from time to time hereafter.

         Section 15. Applicable Law.

         This Agreement will be construed and interpreted in accordance with the laws of the State of Georgia without reference to its conflict of laws rules.

         Section 16. No Employment Contract.

         Nothing contained in this Agreement shall be construed to be an employment contract between the Executive and Fidelity.

         Section 17. Severability.

         In the event any provision of this Agreement is held illegal or invalid, the remaining provisions of this Agreement will not be affected thereby.

         Section 18. Successors.

                  (a) The Agreement will be binding upon and inure to the benefit of the Fidelity Southern,the Bank, Affiliates, the Executive and their respective heirs, representatives and successors.

                  (b) Fidelity Southern and Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Fidelity Southern, the Bank or Affiliates, as the case may be, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Fidelity Southern and Bank would be required to perform it if no such succession had taken place. As used in this Agreement, "Fidelity Southern" will mean Fidelity Southern as herein defined and any successor to its business and/or assets which assumes this Agreement by operation of law or otherwise.

         Section 19. Litigation Expenses.

                  (a) Fidelity Southern and the Bank agree to pay or reimburse Executive promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof unless a court of competent jurisdiction determines that the Executive acted in bad faith in initiating


-----------
Executive

-----------
Fidelity Southern

-----------
Fidelity Bank
                           the contest) by Fidelity Southern, the Bank, any Affiliate, the Executive or others, regarding the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in the Internal Revenue Code Section 7872 (f)(2)(A); provided however, that the reasonableness of the fees and expenses must be determined by an independent arbitrator, using standard legal principles, mutually agreed upon by Fidelity Southern or the Bank, as the case may be, and the Executive in accordance with rules set forth by the American Arbitration Association.

                  (b) If there is any dispute between Fidelity Southern, the Bank or any Affiliate and the Executive, in the event of any termination of the Executive's employment by Fidelity Southern, the Bank or Affiliate or by the Executive, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that the Executive is not entitled to benefits under this Agreement, Fidelity will pay or cause to be paid all amounts, and provide all benefits, to the Executive and/or the Executive's family or other Beneficiaries, as the case may be, that Fidelity or any Affiliate would be required to pay or provide pursuant to this Agreement. Fidelity Southern, the Bank and Affiliates will not be required to pay any disputed amounts pursuant to this subsection except upon receipt of an undertaking (which may be unsecured at the election of Executive) by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudge by such court not to be entitled.

         Section 20. Miscellaneous.

                  (a) Amendments/Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and the writing is signed by the Executive and Fidelity Southern and the Bank. A waiver of any breach of or compliance with any provision or condition of this Agreement is not a waiver of similar or dissimilar provisions or conditions. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement.

                  (b) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt when delivered by hand or upon delivery to the address of the party determined pursuant to this Section 20 when delivered by express mail, overnight courier or other similar method to such address or by facsimile transmission (provided a copy is also sent by registered or certified mail or by overnight courier), or five (5) business days after deposit of the notice in the US mail, if mailed by certified or registered mail, with postage prepaid addressed to the respective party as set forth below, which address may be changed by written notice to the other parties:

                           If to Fidelity Southern or Bank:
                                    Fidelity Southern Corporation
                                    3490 Piedmont Road
                                    Suite 1550
                                    Atlanta, Georgia 30305
                                    Attn: Chief Executive Officer

                           If to Executive:

                           M. Howard Griffith, Jr.


                  (c) Confidentiality. The Executive agrees that Executive will not discuss the Executive's employment and resignation or termination (including the terms of this Agreement) with any representatives of the media, either directly or indirectly, without the prior written consent and approval of Fidelity Southern and the Bank.

         Section 21. Entire Agreement.

         No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by a party which is not expressly set forth in this Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof.


                        [Signatures on following page.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                    FIDELITY SOUTHERN CORPORATION


                                    By: /s/ James B. Miller, Jr.
                                        ---------------------------------------
                                         Name:    James B. Miller, Jr.
                                         Title:   Chairman of the Board

                                    FIDELITY BANK


                                    By: /s/ James B. Miller, Jr.
                                        ---------------------------------------
                                         Name:    James B. Miller, Jr.
                                         Title:   Chairman of the Board

                                    EXECUTIVE


                                    /s/ M. Howard Griffith, Jr.
                                    -------------------------------------------
                                    Name: M. Howard Griffith, Jr.